EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan of our report dated February 25, 2004, except for Note 15, paragraph 1, as to which the date is June 9, 2004, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Amended Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

     Fort Smith, Arkansas

     June 29, 2004